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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 333-107025 of Crosstex Energy, L.P. on Form S-8 of our report dated April 30, 2004, relating to the consolidated financial statements of LIG Pipeline Company as of December 31, 2003 and 2002, and for the year then ended included in this Amendment No. 1 to the Current Report on Form 8-K/A of Crosstex Energy, L.P.

DELOITTE & TOUCHE LLP
Houston, Texas
May 19, 2004

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  Exhibit 23.1